Report of Independent Registered Public Accounting Firm

To the Trustees of State Street Navigator Securities Lending Trust and the Shareholders of State Street Navigator Securities Lending Prime Portfolio


In planning and performing our audit of the financial statements of State Street
Navigator Securities Lending Prime Portfolio (the Company) as of and for
 the year
ended December 31, 2006, in accordance with the standards of the Public
 Company
Accounting Oversight Board (United States), we considered the Companys internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the
effectiveness of the Companys internal control over financial reporting.
 Accordingly,
we do not express an opinion on the effectiveness of the Companys internal control
over financial reporting.

The management of the Company is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility,
estimates and judgments by management are required to assess the expected benefits
and related costs of controls.  A companys internal control over financial reporting is
a process designed to provide reasonable assurance regarding the reliability of
financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial
statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness
to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or
procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow
management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A significant
deficiency is a control deficiency, or combination of control deficiencies, that
adversely affects the companys ability to initiate, authorize, record, process or report
external financial data reliably in accordance with generally accepted accounting
principles such that there is more than a remote likelihood that a misstatement of the
companys annual or interim financial statements that is more than inconsequential
will not be prevented or detected.  A material weakness is a control deficiency, or
combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be
prevented or detected.

Our consideration of the Companys internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose
all deficiencies in internal control over financial reporting that might be significant
deficiencies or material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Companys internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be
material weaknesses as defined above as of December 31, 2006

This report is intended solely for the information and use of management and the
Trustees of State Street Navigator Securities Lending Prime Portfolio and the Securities and Exchange Commission and is not intended to be and should not be used
by anyone other than these specified parties.




February 23, 2007
Boston, MA